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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2003

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22609 (Commission File Number)	84-1339282 (IRS Employer Identification No.)
1801 California Street Denver, Colorado 80202 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

        At a meeting today with certain bondholders of Qwest Communications International Inc. (the "Company") and certain of its subsidiaries, Oren G. Shaffer, the Company's vice chairman and CFO, will provide the following clarifying comments regarding the Company's February 19th earnings call:

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  The Company expects free cash flow (cash flow from operations less capital expenditures) from continuing operations to be approximately breakeven in 2003. Including free cash flow from discontinued operations, the Company expects free cash flow from operations to be modestly positive.

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  The free cash flow expectations project capital expenditures in 2003 to be approximately $2.5 billion.

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  The Company believes net interest expense (interest expense less interest income) will be approximately $1.7 billion in 2003.

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  The rate of revenue decline is expected to be in the mid-single digit range in 2003 versus 2002.

Forward Looking Statements Warning

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in the company's 14-state local service area, including its effect on the company's customers and suppliers; the effects of the company's anticipated restatement of historical financial statements including delays in or restrictions on the company's ability to access the capital markets or other adverse effects to the company's business and financial position; the company's substantial indebtedness, and the company's inability to complete any efforts to de-lever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into the company's accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of the company's chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, the company's inability to satisfy any resulting obligations from funds available to us, if any; the company's future ability to provide interLATA services within the company's 14-state local service area; potential fluctuations in quarterly results; volatility of the company's stock price; intense competition in the markets in which the company competes, including the likelihood of certain of the company's competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for the company's products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting the company's business; and changes in the outcome of future events from the assumed outcome included in the company's significant accounting policies.

        The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: February 21, 2003	By:	/s/ Thomas O. McGimpsey Thomas O. McGimpsey Vice President

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  Item 9. Regulation FD Disclosure.
SIGNATURES